Exhibit 10.1

AMENDMENT TO PROMISSORY NOTE

DATED NOVEMBER 24, 2020

May 27, 2021

Goal Acquisitions Corp.

13001 W. Hwy 71, Suite 201

Austin Texas 78738

Re: Commitment Letter

Mr. Duffy

This is to confirm our agreement and commitment that, until the earlier of the consummation by Goal Acquisitions Corp. (the “Company”) of an initial business combination or the Company’s liquidation , Goal Acquisitions Sponsor LLC (or its designee) will provide the Company with loans in such amounts as may be required by the Company from time to time to fund the Company’s working capital requirements, up to an aggregate of Three Hundred Thousand Dollars ($300,000, (increased from the current commitment of $200,000 of which $175,551 is currently outstanding). Each such loan would be evidenced by a promissory note, and would be payable upon consummation of the Company’s initial business combination, without interest, or, at the holder’s discretion, would be convertible into warrants of the Company at a price of $1.50 per warrant. If the Company does not complete a business combination, any such loans will be forgiven.

Very truly yours,

/s/ Alex Greystoke
Print Name: Alex Greystoke
Goal Acquisitions Sponsor LLC

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